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Exhibit 99.1

FOR IMMEDIATE RELEASE                               CONTACT:
                                                    Sean Wheatley
                                                    Factory Card & Party Outlet
                                                    630-579-2164
                                                    Swheatley@factorycard.com

                   FACTORY CARD & PARTY OUTLET CORP. ANNOUNCES
                             RESTATEMENT RELATED TO
                        PRE-EMERGENCE REORGANIZATION GAIN

     NAPERVILLE, IL. April 30, 2003 -- Factory Card & Party Outlet Corp. (OTC Bulletin Board: FCPO.OB) today announced that as a result of a re-evaluation of its fresh start reporting, the Company restated its financial results to reduce its reorganization gain and net income by $9.5 million for the nine week period ended April 6, 2002 prior to its emergence from bankruptcy. The restatement will not affect the Company's Consolidated Statements of Operations, Cash Flows or Consolidated Balance Sheets for the interim periods subsequent to April 6, 2002 or the 43-weeks ended February 1, 2003. Additionally, the restatement has no effect on liquidity or cash position.

     An unaudited summary table of the financial impact of the restatement is attached to this release. The Company has filed restated financial statements for the affected periods with the Securities and Exchange Commission today. The effects of the restatement described in this press release and the attached table are estimates and unaudited.

     Factory Card & Party Outlet (www.factorycard.com), based in Naperville, Illinois, currently operates 171 Company-owned retail stores in 20 states, offering an extensive assortment of party supplies, greeting cards, gift wrap, and other special occasion merchandise at everyday value prices.

     Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.

     In general, the results, performance or achievements of the Company and its stores and the value of the Company's common stock are dependent upon a number of factors including, without limitation, the dependence on key personnel; competition, ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the Company's filings with the Securities and Exchange Commission.

                                     -more-



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                FACTORY CARD & PARTY OUTLET CORP. and SUBSIDIARY

Consolidated Statements of Operations
Unaudited Financial Impact of Restatement

(in thousands)


                                                             Predecessor                   Predecessor
                                                            2002 Company                  2002 Company
                                                     -------------------------------------------------------
                                                          Nine weeks ended              Nine weeks ended
                                                            April 6, 2002                 April 6, 2002
                                                      [as previously reported]            [as restated]
                                                     -------------------------------------------------------

Net sales                                                        $        40,837               $      40,837
Cost of sales                                                             26,991                      26,991
                                                     ------------------------------------------------------
         Gross profit                                                     13,846                      13,846
Selling, general and administrative expenses                              12,212                      12,212
Depreciation                                                               1,030                       1,030
Reorganization items                                                     (28,383)                    (18,840)
Interest expense                                                             374                         374
                                                     ------------------------------------------------------
         Income before income tax expense                                 28,613                      19,070
Income tax expense (benefit)                                                (360)                       (360)
                                                     -------------------------------------------------------
Net income                                                       $        28,973               $      19,430
                                                     =======================================================

     In connection with the Company's plan of reorganization, the Company issued 1,349,995 shares of new common stock to certain of the unsecured creditors. The fair value of these shares was $9.5 million. The Company recorded the issuance of these shares as a charge to stockholders' equity. The fair value of the shares should have also been recorded as a reorganization item in the Statement of Operations in the two months ended April 6, 2002. As a result, the Consolidated Statements of Operations has been restated.


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